AMENDMENT #6 TO THE AUTHORIZED DISTRIBUTOR MARKET PRICE
AGREEMENT DATED AS OF JULY 1ST, 1993, BY AND BETWEEN:

FUTURE ELECTRONICS INC. (“Future”)

-and-

SIPEX CORPORATION (“Sipex”)

WHEREAS Sipex and Future have entered into an Authorized Distributor Market Price Agreement dated as of the 1st day of July 1993 (the “Agreement”);

WHEREAS the Agreement was first amended by an amendment dated as of the 1st day of October 2002 (the “First Amendment”), whereby the Term of the Agreement was extended and Future was designated as Sipex’s exclusive distributor for North America and Europe for the term set forth therein;

WHEREAS the Agreement was subsequently amended through Addendum “A”, executed by Future on February 7, 2003, and by Sipex on February 12, 2003 (the “Second Amendment”);

WHEREAS the Agreement was subsequently amended through Addendum “B”, executed by Future on August 26, 2003, and by Sipex on August 29, 2003 (the “Third Amendment”);

WHEREAS the Agreement was subsequently amended on September 15th, 2003, through Amendment #3 to the Agreement, (the “Fourth Amendment”);

WHEREAS the Agreement was subsequently amended on April 25, 2006, through Amendment #4 to the Agreement, (the “Fifth Amendment”);

WHEREAS Future and Sipex (collectively, the “Parties” and individually, each a “Party”) wish to further amend the Agreement, through this Amendment #6 (this “Amendment”) as set forth hereafter;

WHEREAS Sipex and Future have determined that it is mutually advantageous to extend the term of their business relationship, under the terms set forth herein;

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE PARTIES AGREE AS FOLLOWS:

1.	Extension of Term. The Term of the Agreement and the exclusivity granted to Future, as per the First Amendment, are hereby extended to October 1, 2009.

SA

2.	Continuation of Programs. Future agrees and covenants to continue, throughout the Term, as extended hereby, the implementation of focused marketing, sales and engineering initiatives aimed at enhancing sales of Sipex products by Future.

3.	Precedence. This Amendment has precedence over and supersedes any inconsistent provisions of the Agreement, of the First Amendment, Second Amendment, Third Amendment, Fourth Amendment or Fifth Amendment, and any present or future course of dealing between Sipex and Future, as the case may be.

4.	Term. This Amendment shall come into effect as of the date hereof and shall remain in effect until the end of the Term, as extended pursuant to Section 1 hereof.

5.	Complete Agreement. This Amendment, the Agreement, the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment constitute the complete agreement of the Parties in respect of the subject matter hereof. It can only be amended by way of a written instrument duly executed by authorized signing officers of both Parties. No course of dealing shall take precedence over, or be deemed to amend or modify the express terms of this Amendment. The tolerance or silence of a Party, in respect of any breach or departure from the express terms hereof by the other Party shall not constitute a consent to such breach or departure or a waiver of such breach or of any subsequent breach of the same or other term or condition of this Amendment.

6.	Governing Law. This Amendment shall be governed by and construed in accordance with the substantive laws of the Province of Quebec, and all disputes arising hereunder shall be resolved in the manner and before the forums defined in the Agreement.

7.	Headings. Captions and headings are incorporated for ease of reference only and shall have no incidence upon the construction of this Amendment, or the nature and/or scope of the rights and obligations of the Parties. Capitalized terms shall have the meaning ascribed to such terms in the Agreement or in the subsequent instruments referenced herein.

SA

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All other terms and conditions to the Distributor Agreement dated July 1st, 1993 between Sipex Corporation and Future Electronics Inc., as amended pursuant to the subsequent instruments referenced herein, shall remain unchanged.

WHEREFORE THE PARTIES HAVE EXECUTED THIS AMENDMENT, AS OF THE 22nd DAY OF September 2006.

FUTURE ELECTRONICS INC.	SIPEX CORPORATION

/s/Sam Abrams Per: Sam Abrams Sep 27 2006	/s/ Ralph Schmitt Per: Ralph Schmitt

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